EXHIBIT 99.1

ICTV Brands Inc. Reports Third Quarter 2014

Financial Results

New Products Launched

Conference Call Scheduled for 4:30pm EDT

Wayne, PA -- (Globe Newswire) – via PRWEB – November 11, 2014 – ICTV Brands, Inc. (OTC: ICTV), (CSE: ITV), a direct response marketing and branding company focused on the health, wellness and beauty sector, today reported financial results for the three and nine months ended September 30, 2014.

Third Quarter 2014 Highlights:

•

Adjusted EBITDA of ($162,000), excluding stock-based compensation

•

Positive cash flow from operating activities of $89,000

•

Operating loss included $537,000 of non-cash stock based compensation expense, product development and production expenditures associated with new product expansion, and retail marketing initiatives

•

Current working capital of $3.0 million, ratio of 2.3X

•

Increased cash balance to $1.6 million, from $1.4 million at the end of FY 2013

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International sales of $4.8 million for the year to date, surpassing all of FY 2013

•

DermaWand continued progress on next-generation device, increasing international expansion and availability in U.S. retail

•

DermaWand declared for rollout by Latino Media Services

•

DermaWand made available at nearly 4,000 Rite Aid locations

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Derma Brilliance clinical study and marketing efforts completed for November launch

Richard Ransom, President, stated, “Over my six years at ICTV, I’ve never been more excited about the future and direction of the Company. While our third quarter results reflect seasonality and a strategic decision to reduce media spend in a historically slow response period, we’re confident our investment in new products and sales channels has ICTV positioned to surpass our past successes.”

Business Update:

DermaWand

ICTV Brands’ flagship product, DermaWand, has continued to make progress on several fronts, including development of its next-generation device, increased international expansion and commencement of U.S. retail rollout. ICTV’s design and development team and its Chinese manufacturing partner have made further design changes to be able to deliver an improved and more cost-effective unit. DermaWand successfully tested for launch into 16 Central and South American countries by Latino Media Services. This international relationship expands DermaWand availability to an additional 150 million people. Additionally, in November 2014, ICTV completed its new Spanish language DermaWand infomercial, marking the first time that the DermaWand is being marketed to the US Hispanic community with an infomercial shot one hundred percent in Spanish. Furthermore, DermaWand has commenced its U.S. retail rollout strategy with Rite Aid and is now available at nearly 4,000 Rite Aid locations. ICTV is in ongoing discussions with several other retailers and expects additional retail partners to carry DermaWand.

New Product Launches:

Jidue in September

Jidue is a facial massager that works through 18 uniquely positioned pulsating nodes, which stimulates the 4 key pressure points around the eye to increase facial blood circulation and lymph flow. It is designed to help alleviate eye fatigue, pain, stress and sinus pain. Initial two-minute spots tests in the United States and Canada were encouraging in September. Presentations to 40 international distributors at the Electronic Retailing Association's D2C convention in Las Vegas in September were perceived very favorably and we expect to test Jidue through some of these distributors overseas over the next few months. For more information about Jidue, please visit http://www.jidue.com.

CoralActives in October

CoralActives is a new product in the acne treatment and skin cleansing market. CoralActives contains over two times the active acne fighting ingredient, benzoyl peroxide, of the leading brands, while combining the natural anti-inflammatory benefits of sea whip coral extract. CoralActives website was re-launched in September and is now built to allow customers to enroll in an auto ship continuity program. A direct to consumer radio campaign began in October. For more information about Coral Actives, please go to http://www.coralactives.com.

Derma Brilliance in November

Derma Brilliance is a cosmetic system in the growing skin-polishing sector of the skin-care device market. Derma Brilliance constitutes a “razor/razor blade continuity model” led by a hand held rechargeable device and optimized by a consumable micronized diamonds and garnets skin cream formula, both of which are patented. After strong clinical performance results, we just started testing a 30-minute infomercial in the United States. For more information about Derma Brilliance, please visit http://www.dermabrilliance.com.

In addition to the products mentioned above, the Company’s product pipeline remains as robust as ever.

Financial Results:

Revenues for the three and nine months ended September 30, 2014 decreased due to management’s calculated decision to lower its DermaWand media marketing spend during a historically slower response period. One of the driving factors was a decrease in the airings of the Spanish language version of the DermaWand infomercial. ICTV is in the process of creating a new version of the Spanish language show, which will air in November 2014. In addition, the Company did not air on live televised home shopping in the first nine months of 2014, but expects to resume airings in the future.

The Company continues to invest in production and research and development related expenditures. In 2014, ICTV completed clinical trials for the launches of Derma Brilliance and CoralActives, as well as a double blind placebo test in Europe on the DermaWand, with the goal of opening up the DermaWand to additional markets such as Japan and the UK. Furthermore, the Company invested in production expenditures for its skin-care product elastin-rp as well as enhancements to the DermaWand show including new short-form spot for the DermaWand campaign and high-definition enhancements to the long-form infomercial. Additionally, as the Company continues to build the infrastructure to bring its products into traditional retail stores, the Company incurred retail advertising expenditures consisting of promotional advertisements and numerous product packaging initiatives, which were not incurred in the prior year.

Third Quarter 2014 Compared to Third Quarter 2013

Revenues for the third quarter ended September 30, 2014 were $6.0 million, compared to $8.3 million for the third quarter of 2013. International revenue to third-party distributors grew by 175% from $655,000 to $1.8 million. Gross profit margin of 68% was realized in the third quarter 2014, slightly down from 74% percent a year earlier, attributable to the higher mix of international sales to total revenue. Operating loss for the third quarter was ($528,000) compared to operating income of $110,000 in the third quarter of 2013. Of note, operating loss for the third quarter 2014 included non-cash stock based compensation expenses and incremental investment (research and development, new production and retail initiatives) of approximately $537,000, which represents a $379,000 increase from the third quarter of 2013. These third quarter 2014 expenses were comprised of stock based compensation expense of approximately $360,000, product development and clinical testing expenditures of approximately $90,000, retail advertising expenditures of $65,000 and new production expenses of approximately $22,000.

Net loss for the third quarter was ($501,000), compared to net income of $101,000 in the third quarter of 2013. The resulting EPS is ($0.02), as compared to $0.00 in the comparable quarter a year earlier. Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was ($162,000).

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Revenues for the nine months ended September 30, 2014 were $23.7 million, compared to $31.2 million for the nine months ended September 30, 2013. International revenue to third-party distributors grew by 66% from $2.9 million to $4.8 million. Gross profit margin of 71 percent was realized in the first nine months of 2014, as compared to 72 percent a year earlier. Operating loss for the nine months ended September 30, 2014 was ($873,000), compared to operating income of $2.0 million in the nine months ended September 30, 2013. Of note, operating loss for the nine months ended September 30, 2014 included non-cash stock based compensation expenses and incremental investment (research and development, new production and retail initiatives) of approximately $1,584,000, which represents a $965,000 increase from the prior year comparable period. These 2014 expenses were comprised of stock based compensation expense of approximately $950,000, product development and clinical testing expenditures of approximately $315,000, retail advertising expenditures of $131,000 and new production expenses of approximately $188,000.

Net loss for the nine months ended September 30, 2014 was ($858,000), compared to net income of $1.8 million in the nine months ended September 30, 2013. The resulting EPS is ($0.04), as compared to $0.08 in the comparable period a year earlier. Adjusted EBITDA was $86,000.

Balance Sheet as of September 30, 2014

As of September 30, 2014, the Company had $1.6 million in cash, compared to $1.4 million at December 31, 2013, and reflects continued investment in expenditures on new product acquisition and development. The Company had working capital of $3,000,000 at September 30, 2014, compared to $2,900,000 at December 31, 2013, which demonstrates our strong short-term liquidity. We have also reached a positive shareholders’ equity of approximately $2.4 million, up from $2.1 million at December 31, 2013. In addition, we generated positive cash flows from operations of approximately $89,000 in the nine months ended September 30, 2014, compared to $76,000 in the prior year comparable period.

Conference Call

ICTV will hold a conference call to discuss the Company’s third quarter 2014 results and answer questions today, November 11, 2014, beginning at 4:30pm EDT. The call will be open to the public and will have a corporate update presented by ICTV's Chairman and Chief Executive Officer, Kelvin Claney, President, Richard Ransom and Chief Financial Officer, Ryan LeBon, followed by a question and answer period.

The live conference call can be accessed by dialing (866) 952-1906 or (785) 424-1825. Participants should ask for the ICTV Brands Earnings Conference Call. Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through November 25, 2014. To listen to the replay, dial (800) 753-5212 (domestic) or (402) 220-2673 (international). The conference call transcript will be posted to the Company’s corporate website (http://www.ictvbrands.com) for those who are unable to attend the live call.

ICTV Brands, Inc.

ICTV Brands, Inc. sells various health, wellness and beauty products through a multi-channel distribution strategy. ICTV utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through direct response television (DRTV), Internet/digital, e-commerce, live television shopping and retail. Its products are primarily sold in the U.S. and available in over 35 countries. Its products include DermaWand, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improves skin tone and texture; DermaVital, a professional quality skin care range that effects superior hydration; and CoralActives, a line of acne treatment and skin cleansing products. ICTV Brands, Inc. was founded in 1993 and headquartered in Wayne, Pennsylvania.

Forward-Looking Statements

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

-- Financial Statements follow --

ICTV BRANDS INC. AND SUBSIDIARY (F/K/A INTERNATIONAL COMMERCIAL TELEVISION INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,542,480	$1,370,178
Cash held in escrow	41,351	62,924
Accounts receivable, net of allowances for returns and doubtful accounts of $206,644 and $446,307, respectively
	578,873	791,292
Inventories, net	2,216,269	1,778,073
Prepaid expenses and other current assets	981,711	733,427
Total current assets	5,360,684	4,735,894

Furniture and equipment	64,698	81,507
Less accumulated depreciation	(40,252)	(66,712)
Furniture and equipment, net	24,446	14,795

Other assets	-	21,297

Total assets	$5,385,130	$4,771,986

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,949,383	$1,391,342
Severance payable – short-term	40,800	40,800
Deferred revenue – short-term	323,109	242,827
Tax penalties payable	-	190,000
Total current liabilities	2,313,292	1,864,969

Severance payable – long-term	16,400	47,000
Deferred revenue – long-term	474,274	386,821
Convertible note payable to shareholder – long-term	153,723	393,723
Total long-term liabilities	644,397	827,544

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 23,269,399 and 21,826,650 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	13,058	11,616
Additional paid-in-capital	8,880,548	7,676,177
Accumulated deficit	(6,466,165)	(5,608,320)

Total shareholders’ equity	2,427,441	2,079,473

Total liabilities and shareholders’ equity	$5,385,130	$4,771,986

See notes to condensed consolidated financial statements.

ICTV BRANDS INC. AND SUBSIDIARY (F/K/A INTERNATIONAL COMMERCIAL TELEVISION INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

NET SALES	$6,048,043	$8,300,312	$23,687,603	$31,155,661

COST OF SALES	1,906,756	2,146,270	6,940,695	8,597,106

GROSS PROFIT	4,141,287	6,154,042	16,746,908	22,558,555

OPERATING EXPENSES:
General and administrative	1,843,469	1,785,146	5,666,266	5,740,604
Selling and marketing	2,825,518	4,258,875	11,953,186	14,809,742
Total operating expenses	4,668,987	6,044,021	17,619,452	20,550,346

OPERATING INCOME (LOSS)	(527,700)	110,021	(872,544)	2,008,209

INTEREST EXPENSE, NET	(1,579)	(5,025)	(6,475)	(17,700)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAX	(529,279)	104,996	(879,019)	1,990,509

PROVISION (BENEFIT) FOR INCOME TAXES	(27,759)	4,488	(21,174)	72,533

NET INCOME (LOSS)	$(501,520)	$100,508	$(857,845)	$1,917,976

NET INCOME (LOSS) PER SHARE
BASIC	$(0.02)	$0.00	$(0.04)	$0.09
DILUTED	$(0.02)	$0.00	$(0.04)	$0.08

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	23,183,650	21,718,315	22,969,630	21,481,149
DILUTED	23,183,650	24,252,780	22,969,630	24,660,092

See notes to condensed consolidated financial statements.

ICTV BRANDS INC. AND SUBSIDIARY (F/K/A INTERNATIONAL COMMERCIAL TELEVISION INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(Unaudited)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(857,845)	$1,917,976
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation	4,468	8,694
Bad debt expense	1,318,954	2,381,968
Share based compensation	949,941	379,339
Reduction in tax penalties payable	(85,933)	(80,000)
Change in assets and liabilities
Accounts receivable	(1,106,535)	(2,366,445)
Inventories	(438,196)	(160,429)
Prepaid expenses and other assets	(286,978)	(210,804)
Accounts payable and accrued liabilities	558,041	(1,846,059)
Severance payable	(30,600)	(30,600)
Tax provision payable	-	(121,381)
Tax penalties payable	(104,067)	-
Deferred revenue	167,735	203,358
Net cash provided by operating activities	88,985	75,617

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(14,119)	(10,250)
Net cash used in investing activities	(14,119)	(10,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	46,280	96,200
Proceeds from exercise of warrants	144,583	-
Payments on note payable	-	(30,169)
Payments on convertible note payable to shareholder	(115,000)	(137,000)
Net cash provided by (used in) financing activities	75,863	(70,969)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	150,729	(5,602)

CASH AND CASH EQUIVALENTS, beginning of the period	1,433,102	908,366

CASH AND CASH EQUIVALENTS, end of the period	$1,583,831	$902,764

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$6,585	$145,530
Tax penalties and interest paid	$104,067	$-
Interest paid	$7,659	$17,700
Write off of fully depreciated furniture and equipment	$30,928	$-
Conversion of shareholder note payable	$125,000	$-

See notes to condensed consolidated financial statements.